UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2025

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

(215) 488-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Promissory Note

On April 4, 2025, the Company agreed to issue and sell to two institutional investors (the “Holders”) 20% OID Senior Secured Promissory Notes in an aggregate principal amount of $312,500 (the “Notes”), at an original issue discount of 20%, for gross proceeds of $250,000. The Notes were issued in a private offering in reliance on exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended.

Maturity Date. The Notes will mature on January 4, 2026, unless extended at the holder’s option in accordance with the terms of the Notes.

Interest. The Notes will bear interest at 10% per annum on a 360-day and twelve 30-day month basis, payable monthly in cash and in arrears on each Interest Date (as defined in the Note) and such interest will compound each calendar month.

Pre-Payment. There is a mandatory pre-payment requirement (the “Mandatory Pre-Payment”) that the Company must pre-pay the Note in an amount equal to 25% of the gross proceeds that the Company receives upon entry into a common stock purchase agreement on or about June 26, 2025 with the Holders subject to a pre-payment premium equal to 120%. There is no pre-payment penalty.

Conversion. The Note may be converted at the option of the Holder at any time for shares of the Company’s Common Stock (“Common Stock”) at a price equal to $1.10. subject to adjustment as provided in the Notes (the “Conversion Price”).

Registration Rights. Within 20 calendar days following the date the Note is issued, the Company must file a registration statement on Form S-1 for the resale of all securities issuable pursuant to the Note.

Subsequent Equity Sales. If the Company sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents entitling any person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price, then the Conversion Price will be reduced to the lower issuance price of the subsequently issued security.

Default. Upon an Event of Default, as defined in the Note, the Note will accrue at an additional interest rate equal to the lesser of 2% per month (24% per annum) or the maximum rate permitted under applicable law.

Covenants. The Notes contain customary covenants providing for a variety of obligations on the part of the Company.

The foregoing descriptions of the Notes are not complete and are qualified in their entirety by reference to the full text of the form of agreement filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 relating to the Notes is hereby incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of 20% OID Senior Secured Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windtree Therapeutics, Inc.

April 10, 2025	By:	/s/ Jed Latkin
	Name:	Jed Latkin
	Title:	President and Chief Executive Officer